EXHIBIT 99.1

Allison Transmission Announces First Quarter 2023 Results

*	Record quarterly net sales of $741 million, up 9% year over year

*	Diluted EPS of $1.85, up 42% year over year

INDIANAPOLIS, April 27, 2023 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported first quarter net sales of $741 million, a 9 percent increase from the same period in 2022, and diluted EPS of $1.85, a 42 percent increase from the same period in 2022.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Our first quarter results for 2023 continue the trend of strong performance after a record year in 2022. Record quarterly net sales were achieved in the first quarter, demonstrating our value proposition and strength in our Service Parts, Support Equipment and Other and North America end markets. While the business environment remains challenging, we continued our cost mitigation and pricing actions as demonstrated through our gross margin expansion in the first quarter, increasing 145 basis points year over year.”

Graziosi continued, “Our strong operating performance has enabled the consistent execution of our capital allocation priorities, starting with investment in both our conventional products as well as our electric axle portfolio, which will drive growth for the business into the future. We also maintained our commitment to returning capital to shareholders through our share repurchase program and fourth consecutive annual increase to our quarterly dividend. During the first quarter, we increased our quarterly dividend by 10 percent to $0.23 per share and repurchased 1 percent of outstanding shares. As a result of sustained demand in our end markets, particularly in North America, and the continued execution of our growth initiatives, we are pleased to raise full year 2023 guidance.”

First Quarter Financial Highlights

Net sales for the quarter were an all-time high of $741 million. Year over year results were led by:

•

A $44 million increase in net sales in the Service Parts, Support Equipment and Other end market, leading to record quarterly sales of $183 million, principally driven by higher demand for global service parts and support equipment, higher demand for aluminum die cast components and price increases on certain products.

•

A $30 million increase in net sales in the North America On-Highway end market principally driven by strength in customer demand for medium-duty and Class 8 vocational trucks and price increases on certain products.

Net income for the quarter was $170 million. Diluted EPS for the quarter was $1.85. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $276 million. Net cash provided by operating activities for the quarter was $193 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $169 million.

First Quarter Net Sales by End Market

End Market	Q1 2023 Net Sales ($M)	Q1 2022 Net Sales ($M)	% Variance
North America On-Highway	$376	$346	9%
North America Off-Highway	$24	$18	33%
Defense	$27	$35	(23%)
Outside North America On-Highway	$108	$109	(1%)
Outside North America Off-Highway	$23	$30	(23%)
Service Parts, Support Equipment & Other	$183	$139	32%

Total Net Sales	$741	$677	9%

First Quarter Financial Results

Gross profit for the quarter was $361 million, an increase of 13 percent from $320 million for the same period in 2022. The increase in gross profit was principally driven by price increases on certain products, partially offset by higher manufacturing expense and higher direct material costs.

Selling, general and administrative expenses for the quarter were $87 million, an increase of $12 million from $75 million for the same period in 2022. The increase was principally driven by higher commercial activities spending and increased product warranty expense.

Engineering – research and development expenses for the quarter were $44 million, an increase of $1 million from $43 million for the same period in 2022.

Net income for the quarter was $170 million, an increase of 32 percent from $129 million for the same period in 2022. The increase was principally driven by higher gross profit.

Net cash provided by operating activities was $193 million, an increase of $31 million from $162 million for the same period in 2022. The increase was principally driven by higher gross profit partially offset by higher operating working capital requirements.

First Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $276 million, an increase of $32 million from $244 million for the same period in 2022. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased selling, general and administrative expenses.

Adjusted free cash flow for the quarter was $169 million, an increase of $27 million from $142 million for the same period in 2022. The increase was driven by higher net cash provided by operating activities partially offset by higher capital expenditures.

2023 Guidance Update

Given first quarter 2023 results and current end markets conditions, we are raising our full year 2023 guidance. Allison expects 2023 Net Sales in the range of $2.9 to $3.0 billion, Net Income in the range of $550 to $600 million, Adjusted EBITDA in the range of $1.01 to $1.09 billion, Net Cash Provided by Operating Activities in the range of $635 to $695 million, Capital Expenditures in the range of $125 to $135 million, and Adjusted Free Cash Flow in the range of $510 to $560 million.

Our 2023 net sales guidance reflects higher customer demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets, price increases on certain products and the continued execution of growth initiatives.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Thursday, April 27, 2023 to discuss its first quarter 2023 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. ET on April 27 until 11:59 p.m. ET on May 11. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13737670.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the war in Ukraine and the COVID-19 pandemic; global economic volatility; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending and the timing of defense programs; risks associated with our international operations, including acts of war and increased trade protectionism; general economic and industry conditions including the risk of recession; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended March 31,
	2023	2022
Net sales	$741	$677
Cost of sales	380	357

Gross profit	361	320
Selling, general and administrative	87	75
Engineering - research and development	44	43

Operating income	230	202
Interest expense, net	(28)	(29)
Other income (expense), net	10	(10)

Income before income taxes	212	163
Income tax expense	(42)	(34)

Net income	$170	$129

Basic earnings per share attributable to common stockholders	$1.85	$1.32

Diluted earnings per share attributable to common stockholders	$1.85	$1.30

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	March 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and Cash Equivalents	$344	$232
Accounts receivable, net	394	363
Inventories	257	224
Other current assets	48	47

Total Current Assets	1,043	866
Property, plant and equipment, net	757	763
Intangible assets, net	867	878
Goodwill	2,075	2,075
Other non-current assets	91	89

TOTAL ASSETS	$4,833	$4,671

LIABILITIES
Current Liabilities
Accounts payable	$221	$195
Product warranty liability	27	33
Current portion of long-term debt	6	6
Deferred revenue	45	38
Other current liabilities	227	208

Total Current Liabilities	526	480
Product warranty liability	32	24
Deferred revenue	94	93
Long-term debt	2,500	2,501
Deferred income taxes	525	536
Other non-current liabilities	168	163

TOTAL LIABILITIES	3,845	3,797
TOTAL STOCKHOLDERS’ EQUITY	988	874

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,833	$4,671

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended March 31,
	2023	2022
Net cash provided by operating activities	$193	$162
Net cash used for investing activities (a) (b)	(22)	(38)
Net cash used for financing activities	(59)	(106)

Net increase in cash and cash equivalents	112	18
Cash and cash equivalents at beginning of period	232	127

Cash and cash equivalents at end of period	$344	$145

Supplemental disclosures:
Interest paid	$29	$26
Income taxes paid	$2	$1

(a) Additions of long-lived assets	$(24)	$(20)
(b) Business acquisitions	$—	$(23)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended
	March 31,
	2023	2022
Net income (GAAP)	$170	$129
plus:
Income tax expense	42	34
Interest expense, net	28	29
Depreciation of property, plant and equipment	26	27
Amortization of intangible assets	11	11
Stock-based compensation expense (a)	5	3
Unrealized (gain) loss on marketable securities (b)	(3)	15
Technology-related investments gain (c)	(3)	(6)
Unrealized loss on foreign exchange (d)	—	1
Acquisition-related earnouts (e)	—	1

Adjusted EBITDA (Non-GAAP)	$276	$244

Net sales (GAAP)	$741	$677
Net income as a percent of net sales (GAAP)	22.9%	19.1%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	37.2%	36.0%
Net cash provided by operating activities (GAAP)	$193	$162
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(24)	(20)

Adjusted free cash flow (Non-GAAP)	$169	$142

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents a (gain) loss (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(c)	Represents a gain (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(d)	Represents a loss (recorded in Other income (expense), net) on intercompany financing transactions related to investments in plant assets for our India facility.
(e)

Represents expenses (recorded in Selling, general and administrative, Engineering - research and development and Other income (expense), net) for earnouts related to our acquisition of Vantage Power Limited.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2023
	Low	High
Net Income (GAAP)	$550	$600
plus:

Depreciation and amortization	172	172
Income tax expense	152	182
Interest expense, net	121	121
Stock-based compensation expense (a)	21	21
Unrealized gain on marketable securities (b)	(3)	(3)
Technology-related investments gain (c)	(3)	(3)

Adjusted EBITDA (Non-GAAP)	$1,010	$1,090

Net Cash Provided by Operating Activities (GAAP)	$635	$695
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(125)	$(135)

Adjusted Free Cash Flow (Non-GAAP)	$510	$560

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents a gain (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(c)	Represents a gain (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.